UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2005 (September 30, 2005)

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

(617) 491-9700

(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On September 30, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Momenta Pharmaceuticals, Inc. (the “Company”) approved discretionary cash bonuses to the following executive officers of the Company and in the amounts set forth below:

Executive Officer	Bonus Amount

John Bishop, Vice President, Pharmaceutical Sciences and Manufacturing	$25,000
Steven B. Brugger, Senior Vice President, Strategic Business Operations	$25,000
Ganesh Venkataraman, Senior Vice President, Research	$25,000
Susan K. Whoriskey, Vice President, Licensing and Business Development	$2,000

The cash bonuses described in this Item 1.01 were approved by the Committee in furtherance of the compensation policies established for the Company’s executive officers as set forth in the Executive Officer Compensation Summary filed as Exhibit 10.48 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.  Each of the bonuses were awarded after assessment by the Committee of corporate and individual performances related to the preparation and filing of the Company’s abbreviated new drug application.

Item 9.01.              Financial Statements and Exhibits.

(c)           Executive Officer Compensation Summary (filed as Exhibit 10.48 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, Commission File No. 0-50797) is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: October 6, 2005	By:	/s/ Richard P. Shea
Richard P. Shea
Chief Financial Officer
(Principal Financial Officer)